Exhibit 99

Jefferies Reports Fiscal Second Quarter 2015 Financial Results

NEW YORK--(BUSINESS WIRE)--June 16, 2015--Jefferies Group LLC today announced financial results for its fiscal second quarter 2015.

Highlights for the three months ended May 31, 2015, with adjusted amounts excluding the operating results of our Bache business:

  Investment banking net revenues of $404 million
  Total Net revenues of $792 million
  Total Adjusted Net revenues (excluding Bache net revenues) of $757 million
  Adjusted Net earnings (excluding Bache net loss) of $86 million
  Net earnings of $60 million (including Bache exit costs of $20 million on an after-tax basis)

Highlights for the six months ended May 31, 2015, with adjusted amounts excluding the operating results of our Bache business:

  Investment banking net revenues of $676 million
  Total Net revenues of $1,383 million
  Total Adjusted Net revenues (excluding Bache net revenues) of $1,299 million
  Adjusted Net earnings (excluding Bache net loss) of $106 million
  Net earnings of $73 million (including Bache exit costs of $20 million on an after-tax basis)

Richard B. Handler, Chairman and Chief Executive Officer, and Brian P. Friedman, Chairman of the Executive Committee, commented: “We are pleased to report quarterly revenues above those of the first quarter and the same period last year. Investment banking net revenues were in excess of $400 million, an increase of 49% compared to this year’s first quarter and 22% versus the second quarter last year. Our momentum has continued in investment banking and our current backlog for the third quarter is comparable to the backlog of three months ago. Our equity net revenues were strong versus the first quarter and the same quarter last year. Excluding Bache, Fixed income net revenues increased by 56% versus the slow first quarter, but declined by 29% compared to the year ago quarter. Fixed income results improved each month during the quarter. We continue to unwind the Bache business and to date have transferred about 50% of client accounts to Societe Generale and other brokers. We expect to have substantially completed the unwind of Bache by the end of the summer.”

The attached financial tables should be read in connection with our Quarterly Report on Form 10-Q for the quarter ended February 28, 2015 and our Annual Report on Form 10-K for the year ended November 30, 2014. Adjusted financial measures referenced above are non-GAAP financial measures, which management believes provide meaningful information to enable investors to evaluate the Company's results in the context of exiting the Bache business. Refer to the Supplemental Schedules on pages 5-7 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures.

Jefferies, the global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE: LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	May 31, 2015	February 28, 2015	May 31, 2014

Revenues:
Commissions	$173,508	$166,922	$167,378
Principal transactions	155,962	105,477	183,416
Investment banking	404,262	271,995	331,149
Asset management fees and investment income (loss) from managed funds	5,650	(9,837)	(3,101)
Interest income	240,552	228,870	283,540
Other revenues	28,576	19,905	8,404
Total revenues	1,008,510	783,332	970,786
Interest expense	216,956	191,660	247,794
Net revenues	791,554	591,672	722,992

Non-interest expenses:
Compensation and benefits	480,770	365,215	404,876

Non-compensation expenses:
Floor brokerage and clearing fees	58,713	55,080	54,020
Technology and communications	72,361	72,387	70,257
Occupancy and equipment rental	24,420	24,184	26,673
Business development	26,401	21,937	24,917
Professional services	27,419	24,256	25,345
Other	16,758	15,729	17,767
Total non-compensation expenses	226,072	213,573	218,979
Total non-interest expenses	706,842	578,788	623,855
Earnings before income taxes	84,712	12,884	99,137
Income tax expense	24,530	331	37,323
Net earnings	60,182	12,553	61,814
Net earnings attributable to noncontrolling interests	349	871	488
Net earnings attributable to Jefferies Group LLC	$59,833	$11,682	$61,326

Pretax operating margin	10.7%	2.2%	13.7%
Effective tax rate	29.0%	2.6%	37.6%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Six Months Ended
	May 31, 2015	May 31, 2014

Revenues:
Commissions	$340,430	$329,441
Principal transactions	261,439	421,779
Investment banking	676,257	745,469
Asset management fees and investment income (loss) from managed funds	(4,187)	6,856
Interest income	469,422	532,808
Other revenues	48,481	31,473
Total revenues	1,791,842	2,067,826
Interest expense	408,616	445,806
Net revenues	1,383,226	1,622,020

Non-interest expenses:
Compensation and benefits	845,985	912,775

Non-compensation expenses:
Floor brokerage and clearing fees	113,793	103,533
Technology and communications	144,748	134,563
Occupancy and equipment rental	48,604	53,175
Business development	48,338	51,393
Professional services	51,675	50,164
Other	32,487	35,011
Total non-compensation expenses	439,645	427,839
Total non-interest expenses	1,285,630	1,340,614
Earnings before income taxes	97,596	281,406
Income tax expense	24,861	104,200
Net earnings	72,735	177,206
Net earnings attributable to noncontrolling interests	1,220	3,448
Net earnings attributable to Jefferies Group LLC	$71,515	$173,758

Pretax operating margin	7.1%	17.3%
Effective tax rate	25.5%	37.0%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands)
(Unaudited)

	Quarter Ended May 31, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$791,554	$34,589	(1)	$756,965
Non-interest expenses:
Compensation and benefits	480,770	34,473	(2)	446,297
Non-compensation expenses	226,072	38,536	(3)	187,536
Total non-interest expenses	706,842	73,009	(4)	633,833

Operating income (loss)	$84,712	$(38,420)		$123,132
Net earnings (loss)	$60,182	$(25,940)		$86,122

Compensation ratio (a)	60.7%			59.0%

	Quarter Ended February 28, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$591,672	$49,933	(1)	$541,739
Non-interest expenses:
Compensation and benefits	365,215	23,980	(2)	341,235
Non-compensation expenses	213,573	38,597	(3)	174,976
Total non-interest expenses	578,788	62,577		516,211

Operating income (loss)	$12,884	$(12,644)		$25,528
Net earnings (loss)	$12,553	$(6,961)		$19,514

Compensation ratio (a)	61.7%			63.0%

	Quarter Ended May 31, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$722,992	$50,734	(1)	$672,258

Non-interest expenses:
Compensation and benefits	404,876	29,756	(2)	375,120
Non-compensation expenses	218,979	36,573	(3)	182,406
Total non-interest expenses	623,855	66,329		557,526

Operating income (loss)	$99,137	$(15,595)		$114,732
Net earnings (loss)	$61,814	$(8,341)		$70,155

Compensation ratio (a)	56.0%			55.8%

(a) Reconciliation of the compensation ratio for U.S. GAAP to Adjusted is a derivation of the reconciliation of the components above.

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the operations of the Company's Bache business. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate the Company's results in the context of exiting the Bache business. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands)
(Unaudited)

	Six Months Ended May 31, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$1,383,226	$84,522	(1)	$1,298,704

Non-interest expenses:
Compensation and benefits	845,985	58,453	(2)	787,532
Non-compensation expenses	439,645	77,133	(3)	362,512
Total non-interest expenses	1,285,630	135,586	(4)	1,150,044

Operating income (loss)	$97,596	$(51,064)		$148,660

Net earnings (loss)	$72,735	$(32,901)		$105,636

Compensation ratio (a)	61.2%			60.6%

	Six Months Ended May 31, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$1,622,020	$99,962	(1)	$1,522,058

Non-interest expenses:
Compensation and benefits	912,775	54,222	(2)	858,553
Non-compensation expenses	427,839	68,443	(3)	359,396
Total non-interest expenses	1,340,614	122,665		1,217,949

Operating income (loss)	$281,406	$(22,703)		$304,109

Net earnings (loss)	$177,206	$(11,470)		$188,676

Compensation ratio (a)	56.3%			56.4%

(a) Reconciliation of the compensation ratio for U.S. GAAP to Adjusted is a derivation of the reconciliation of the components above.

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the operations of the Company's Bache business. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate the Company's results in the context of exiting the Bache business. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
FOOTNOTES

(1)	Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, for the presented period have been classified as a reduction of revenue in the presentation of Adjusted financial measures.

(2)	Compensation expense and benefits recognized during the presented period for employees whose sole responsibilities pertain to the activities of the Bache business, including front office personnel and dedicated support personnel, have been classified as a reduction of Compensation and benefits expense in the presentation of Adjusted financial measures.

(3)	Expenses directly related to the operations of the Bache business for the presented periods have been excluded from Adjusted non-compensation expenses. These expenses include Floor brokerage and clearing fees, amortization of capitalized software used directly by the Bache business in conducting its business activities, technology and occupancy expenses directly related to conducting Bache business operations and business development and professional services expenses incurred by the Bache business as part of its client sales and trading activities, including estimates of certain support costs dedicated to the Bache business.

(4)	Total non-interest expenses for the period include costs of $28.6 million, on a pre-tax basis, related to our exit of the Bache business. The after-tax effect of these costs is $20.5 million. These costs consist primarily of severance, retention and benefit payments for employees, incremental amortization of outstanding restricted stock and cash awards, contract termination costs and incremental amortization expense of capitalized software expected to no longer be used subsequent to the wind-down of the business. We expect to incur additional costs of $48.6 million and $34.3 million on a pre-tax and post-tax basis, respectively, over the remainder of fiscal 2015.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	May 31, 2015	February 28, 2015	May 31, 2014
Revenues by Source
Equities	$228,198	$203,479	$177,238
Fixed income	153,444	126,035	217,706
Total sales and trading	381,642	329,514	394,944

Equity	108,805	79,071	83,726
Debt	154,670	60,876	147,000
Capital markets	263,475	139,947	230,726
Advisory	140,787	132,048	100,423
Total investment banking	404,262	271,995	331,149

Asset management fees and investment income (loss) from managed funds:
Asset management fees	4,903	13,985	4,927
Investment (loss) income from managed funds	747	(23,822)	(8,028)
Total	5,650	(9,837)	(3,101)
Net revenues	$791,554	$591,672	$722,992

Other Data
Number of trading days	63	61	63
Number of trading loss days	10	11	11
Number of trading loss days excluding Knight Capital	5	9	4

Average firmwide VaR (in millions) (A)	$12.80	$13.27	$14.94
Average firmwide VaR excluding Knight Capital (in millions) (A)	$9.86	$9.29	$8.63
Average firmwide VaR excluding Knight Capital and HRG Group Inc. (in millions) (A)	$9.86	$9.29	$7.97

(A)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Six Months Ended
	May 31, 2015	May 31, 2014
Revenues by Source
Equities	$431,677	$366,061
Fixed income	279,479	503,634
Total sales and trading	711,156	869,695

Equity	187,876	178,464
Debt	215,546	320,038
Capital markets	403,422	498,502
Advisory	272,835	246,967
Total investment banking	676,257	745,469

Asset management fees and investment income (loss) from managed funds:
Asset management fees	18,888	14,373
Investment (loss) income from managed funds	(23,075)	(7,517)
Total	(4,187)	6,856
Net revenues	$1,383,226	$1,622,020

Other Data
Number of trading days	124	124
Number of trading loss days	21	18
Number of trading loss days excluding Knight Capital	14	5

Average firmwide VaR (in millions) (A)	$13.03	$15.60
Average firmwide VaR excluding Knight Capital (in millions) (A)	$9.58	$10.60
Average firmwide VaR excluding Knight Capital and HRG Group Inc. (in millions) (A)	$9.58	$8.59

(A)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	May 31, 2015	February 28, 2015	May 31, 2014

Financial position:
Total assets (1)	$44,142	$43,787	$43,610
Average total assets for the period (1)	$51,013	$49,862	$50,379
Average total assets less goodwill and intangible assets for the period (1)	$49,118	$47,961	$48,394

Cash and cash equivalents (1)	$3,289	$3,340	$3,958
Cash and cash equivalents and other sources of liquidity (1) (2)	$4,951	$4,647	$5,824
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	11.2%	10.6%	13.4%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	11.7%	11.1%	14.0%

Financial instruments owned (1)	$18,843	$19,099	$17,144
Goodwill and intangible assets (1)	$1,895	$1,900	$1,984

Total equity (including noncontrolling interests)	$5,520	$5,466	$5,527
Total member's equity	$5,480	$5,427	$5,496
Tangible member's equity (3)	$3,585	$3,527	$3,512

Bache assets (4)	$2,955	$3,926	$3,271

Level 3 financial instruments:
Level 3 financial instruments owned (1) (5) (6)	$540	$540	$453
Level 3 financial instruments owned - % total assets (1) (6)	1.2%	1.2%	1.0%
Total Level 3 financial instruments owned - % total financial instruments (1) (6)	2.9%	2.8%	2.6%
Level 3 financial instruments owned - % tangible member's equity (1) (6)	15.1%	15.3%	12.9%

Other data and financial ratios:
Total capital (1) (7)	$10,860	$11,193	$11,941
Leverage ratio (1) (8)	8.0	8.0	7.9
Adjusted leverage ratio (1) (9)	10.3	10.1	10.0
Tangible gross leverage ratio (1) (10)	11.8	11.9	11.9
Leverage ratio - excluding impacts of the Leucadia transaction (1) (11)	10.1	10.1	10.0

Number of trading days	63	61	63
Number of trading loss days	10	11	11
Number of trading loss days excluding Knight Capital	5	9	4
Average firmwide VaR (12)	$12.80	$13.27	$14.94
Average firmwide VaR excluding Knight Capital (12)	$9.86	$9.29	$8.63
Average firmwide VaR excluding Knight Capital and HRG Group Inc. (12)	$9.86	$9.29	$7.97

Number of employees, at period end	3,830	3,936	3,785

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to May 31, 2015 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2015.

(2)	At May 31, 2015, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,135 million, in aggregate, and $527 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts and additional funds available under the committed senior secured revolving credit facility available for working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity at February 28, 2015 were $911 million and $396 million, respectively, and at May 31, 2014, were $1,202 million and $664 million, respectively.

(3)

Tangible member's equity (a non-GAAP financial measure) represents total member's equity less goodwill and identifiable intangible assets. We believe that tangible member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's equity, making these ratios meaningful for investors.

(4)	Bache assets (a non-GAAP financial measure) includes Cash and cash equivalents, Cash and securities segregated, Financial instruments owned, Securities purchased under agreements to resell and Receivables attributable to our Bache business.

(5)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(6)	In May 2015, the Financial Accounting Standards Board issued Accounting Standards Update No. 2015-07, “Fair Value Measurement (Topic 820) - Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).” The guidance removes the requirement to include investments in the fair value hierarchy for which the fair value is measured at net asset value using the practical expedient under “Fair Value Measurements and Disclosures (Topic 820).” The guidance also removes the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value practical expedient. Rather, those disclosures are limited to investments for which we have elected to measure the fair value using that practical expedient. The guidance is effective retrospectively beginning in the first quarter of fiscal 2017. Early adoption is permitted and we have early adopted this guidance during the second quarter of fiscal 2015.

(7)	At May 31, 2015, February 28, 2015 and May 31, 2014, total capital includes our long-term debt of $5,340 million, $5,726 million and $6,414 million, respectively, and total equity. Long-term debt included in total capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, where applicable.

(8)	Leverage ratio equals total assets divided by total equity.

(9)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). At May 31, 2015, February 28, 2015 and May 31, 2014, adjusted assets were $37,172 million, $35,977 million and $35,577 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(10)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(11)	Leverage ratio - excluding impacts of the Leucadia transaction (a non-GAAP financial measure) is calculated as follows:

	May 31,	February 28,	May 31,
$ millions	2015	2015	2014
Total assets	$44,142	$43,787	$43,610
Goodwill and acquisition accounting fair value adjustments on the transaction with Leucadia	(1,957)	(1,957)	(1,957)
Net amortization to date on asset related purchase accounting adjustments	116	112	37
Total assets excluding transaction impacts	$42,301	$41,942	$41,690

Total equity	$5,520	$5,466	$5,527
Equity arising from transaction consideration	(1,426)	(1,426)	(1,426)
Preferred stock assumed by Leucadia	125	125	125
Net amortization to date of purchase accounting adjustments, net of tax	(31)	(20)	(48)
Total equity excluding transaction impacts	$4,188	$4,145	$4,178

Leverage ratio - excluding impacts of the Leucadia transaction	10.1	10.1	10.0

(12)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, (212) 284-2338
Chief Financial Officer